EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is between SignalShare Infrastructure, Inc. ("SignalShare" or the "Employer"), a wholly owned subsidiary of Roomlinx Inc. (the "Parent") and Michael S. Wasik ("Employee"), and shall be effective as of March 27, 2015 (the "Effective Date").

1. **Appointment.** Employer hereby employs Employee and Employee agrees to serve as Employer's President and Chief Executive Officer of SignalShare. At no time shall Employee be deemed an "Officer" for purposes of Section 16 of the Securities Exchange Act of 1934. Employee may terminate his employment with Employer for Good Reason if Employer fails to remedy substantially, within 30 days of receiving written notice from Employee of the existence of Good Reason, the conditions underlying or giving rise to Good Reason. For purposes of this paragraph, "Good Reason" shall exist if, without Employee's consent: (i) Employer materially reduces Employee's compensation during the term of this Agreement, other than as part of an across-the board salary and/or benefits reduction that applies generally to all of Employer senior executives; (ii) Employer fails to pay Employee; (iii) Employer relocates Employee's principal work site to a site outside the greater Denver metropolitan area; or (iv) Employer materially reduces Employee's reporting relationship or day-to-day duties and responsibilities. If Employee terminates his employment for Good Reason as specified in this paragraph, the termination shall for all purposes be treated as a termination by Employer without cause pursuant to paragraph 10(b) below. Employee shall at all times faithfully and to the best of his abilities and experience, and in accordance with the standards and ethics of the business in which Employer is engaged, perform all duties that may be required of him by this Agreement, Employer policies and procedures, and the directives of the Board and the Chairman of Employer and/or any subsidiary, affiliate or corporate parent. Employer acknowledges and approves the Employee to act as a Director for other Corporations and non-profit entities so long as Employee is not in breach of paragraph 8 of this Agreement.

2. **Salary, Stock Options and Bonuses.**

a. **Base Salary and Performance Bonus.** Employee's starting base salary shall be $235,000 per year, payable in equal installments in accordance with Employer's standard payroll practice, less customary or legally required withholdings and any setoffs necessary to satisfy any debt owed by Employee to Employer. Employer may, in its sole discretion, increase Employee's base salary, as and when Employer deems appropriate. The Parent's Compensation Committee shall, no less frequently than annually and within 30 days of the Effective date, consider Employee's eligibility for payment of a bonus based on Employee's performance, as, when, and in an amount determined by the Compensation Committee and/or Board in its sole discretion. Both parties agree that, assuming his full achievement of all relevant performance criteria and any milestones established by the Compensation Committee and/or Board of Directors of the Parent and agreed to by Employee, Employee shall have a target bonus of at least 100% of his base salary specified above and 500,000 Incentive Options exercisable at $1.80 per share

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issued from the Parent and that the Compensation Committee shall consider this target bonus when determining the amount of Employee's bonus per year.

b. **Stock Options.** As of the Effective Date, the Employee has been granted options to purchase 1,200,000 shares of the Parent's common stock at an exercisable price of $1.80 per share ("Options"). The grant of the Options and the terms and conditions of such grant shall be set forth in the option grant agreement between the Parent and Employee pursuant to the Parent's Equity Incentive Plan (the "EIP"), and such number of shares shall be subject to adjustment in accordance with the terms of the EIP and such option grant agreement. One-third (1/3) of the Options shall vest immediately on the grant date, and the remaining two-thirds (2/3) of the Options shall vest in twenty-four (24) equal monthly installments commencing on the one-month anniversary of the grant date. Upon a change of control (as defined) of the Parent, all unvested Options shall immediately vest as of immediately prior to the effectiveness of the change of control. The Parent may elect to cause to be granted additional options to purchase the Parent's common stock in the future to be issued to Employee at the Parent's discretion.

3. **Fringe benefits.**

a. **Insurance.** Employee and his dependents shall be eligible for coverage under the group insurance plans made available from time to time to Employer's executive employees. The premiums for the coverage of Employee and his dependents under that plan shall be paid in full by the Company.

b. **Expenses.** Subject to Employer's policies and procedures for the reimbursement of business expenses incurred by its executive employees, Employer shall reimburse Employee for all reasonable and necessary expenses incurred by Employee in connection with the performance of his duties under this Agreement.

c. **Miscellaneous benefits.** Employee shall receive all material fringe benefits that Employer may from time to time offer generally to its other executive employees.

d. **Liability Insurance.** Employer shall provide Employee with insurance relating to the performance of his duties for Employer (such as Directors & Officers Liability Insurance) to the same extent such insurance is provided to Employer's other executive officers.

4. **Paid Leave.**

a. **Vacation.** Employee shall be entitled to at least 20 days of vacation per calendar year. Upon termination of Employee's employment, Employer shall pay Employee the cash value of the prorated portion of his vacation entitlement during the year of termination, less the value of the vacation time used during that year. All vacation accrued prior to the Merger shall transfer over to SignalShare.

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b. **Sick leave and Holidays.** Employee shall receive paid sick leave and holidays under the guidelines for such leave applicable from time to time to Employer's executive employees.

5. **Source of Payments**. All payments to be made to Employee under this Agreement shall be paid from Employer's general funds. No special or separate fund shall be established and no other segregation of assets shall be made to assure payment. Neither this Agreement nor any action taken hereunder shall be construed to create a trust of any kind. To the extent that any person has any right to receive payments from Employer under this Agreement, that right shall be no greater that the right of any unsecured creditor of Employer.

8. **Unfair Competition**.

a. **Covenants.** During Employee's employment with Employer and for a period of one year after termination of that employment (the "Noncompetition Period"), so long as Employee is being paid a severance for the duration of the Noncompetition Period equal to or greater than the salary specified in paragraph 2 of this Agreement, Employee shall not, directly or indirectly, as an officer, director, employee, consultant, owner, shareholder, adviser, joint venturer, or otherwise, compete with Employer anywhere in the United States of America (the "Protected Region") in any line of business in which Employer was engaged at any time during Employee's employment with Employer. This covenant shall not prohibit Employee from owning less than two percent of the securities of any competitor of Employer, if such securities are publicly traded on a nationally recognized stock exchange or over-the-counter market.

b. **Acknowledgments.** Employee acknowledges that the foregoing geographic restriction on competition is fair and reasonable, given the nature and geographic scope of Employer's business operations and the nature of Employee's position with Employer. Employee also acknowledges that while employed by Employer, Employee will have access to information that would be valuable or useful to Employer's competitors, and therefore acknowledges that the foregoing restrictions on Employee's future employment and business activities are fair and reasonable.

c. **Survival.** Employee's obligations under this paragraph 8 shall survive the termination of Employee's employment with Employer and shall thereafter be enforceable whether or not such termination is claimed or found to be wrongful or to constitute or result in a breach of any contract or of any other duty owed or claimed to be owed to Employee by Employer or any employee, agent or contractor of Employer.

d. **Remedies.** Employee acknowledges and agrees that any violation of this paragraph 8 by Employee may cause harm to Employer.

9. **Relationship Between this Agreement and Other Employer Publications.** In the event of any conflict between any term of this Agreement and any Employer contract, policy, procedure, guideline or other publication, the terms of this Agreement shall control.

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10. **Term and Termination.**

a. **Term.** Employee's employment shall at all times be at will. Employee or Employer may terminate Employee's employment at any time, with or without cause, and with or without prior notice, procedure or formality.

b. **Termination by Employer Without Cause.** Employer may in its sole discretion terminate Employee's employment at any time without cause. If Employer does so, all stock options held by the Employee shall become fully vested and Employer shall pay Employee, salary and expenses owed and accrued unused vacation compensation earned as of the date of termination and severance compensation equal to twelve (12) months of Employee's then current base salary, but in no case less than the starting base salary of $235,000 United States Dollars. Severance compensation pursuant to this paragraph 10(b) shall be payable in accordance with Employer's customary pay schedules in equal bi-monthly installments, less customary or legally required withholdings, beginning in the month following the termination date. If Employer terminates this Agreement at any time without cause under this paragraph 10(b), the Employee shall be entitled to all salary and vacation compensation earned and unpaid as of the termination date, and offers to pay Employee severance compensation in the amount and on the terms specified above, Employer's acts in doing so shall be in complete accord and satisfaction of any claim that Employee has or may at any time have for compensation or payments of any kind from Employer arising from or relating in whole or part to Employee's employment with Employer and/or this Agreement.

c. **Termination by Employer for Cause.** Employer may terminate Employee's employment effective immediately, with Employer's only obligation being the payment of salary and accrued, unused vacation compensation earned as of the date of termination and without liability for severance compensation of any kind, if Employee is convicted of any felony involving dishonesty; discriminatory or harassing behavior that directly impacts Employee's duties under this Agreement.

d. **Termination Upon Employee's Death.** This Agreement and Employee's employment with Employer shall terminate upon Employee's death. All stock options held by the Employee shall become fully vested. Thereafter, Employer shall pay to Employee's estate all compensation, fully earned, and benefits vested, including severance as outlined in paragraph 10(b) of this Agreement.

11. **Successors and Assigns.** Employer, its successors and assigns may in their sole discretion assign this Agreement, with or without Employee's consent, to any person or entity in connection with a change of control or other sale or disposition of all or substantially all of the stock or assets of Employer or any parent company thereof. This Agreement thereafter shall bind, and inure to the benefit of, Employer's successor or assign. Employee shall not assign either this Agreement or any right or obligation arising thereunder.

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12. Miscellaneous.

a. **Governing Law.** This Agreement, and all other disputes or issues arising from or relating in any way to Employer relationship with Employee, shall be governed by the internal laws of the State of Colorado, irrespective of the choice of law rules of any jurisdiction.

b. **Severability.** If any court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, the remainder of the agreement shall remain fully enforceable. To the extent that any court concludes that any provision of this Agreement is void or voidable, the court shall reform such provision(s) to render the provision(s) enforceable, but only to the extent absolutely necessary to render the provision(s) enforceable.

c. **Integration.** This Agreement constitutes the entire agreement of the parties and a complete merger of prior negotiations and agreements and, except as provided in the preceding subparagraph, shall not be modified by word or deed, except in a writing signed by Employee and Employer's Chairman of the Board.

d. **Waiver.** No provision of this Agreement shall be deemed waived, nor shall there be an estoppel against the enforcement of any such provision, except by a writing signed by the party charged with the waiver or estoppel. No waiver shall be deemed continuing unless specifically stated therein, and the written waiver shall operate only as to the specific term or condition waived, and not for the future or as to any act other than that specifically waived.

e. **Construction.** Headings in this Agreement are for convenience only and shall not control the meaning of this Agreement. Whenever applicable, masculine and neutral pronouns shall equally apply to the feminine genders; the singular shall include the plural and the plural shall include the singular. The parties have reviewed and understand this Agreement, and each has had a full opportunity to negotiate the agreement's terms and to consult with counsel of their own choosing. Therefore, the parties expressly waive all applicable common law and statutory rules of construction that any provision of this Agreement should be construed against the agreement's drafter, and agree that this Agreement and all amendments thereto shall be construed as a whole, according to the fair meaning of the language used.

f. **Disputes.** Any action arising from or relating any way to this Agreement, or otherwise arising from or relating to Employee's employment with Employer, shall be tried only in the state or federal courts situated in Denver, Colorado. The parties consent to jurisdiction and venue in those courts to the greatest extent possible under law.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

Employee:

____

Michael S. Wasik

Employer:

SignalShare Infrastructure Inc.

By: ________________________

Name: Aaron Dobrinsky

Title: Chairman

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of tle date first above written.

Employee:

Nichael S. Wasik

Employer:

SgnalShare Infrastructure Inc.

By:

Name: Aaron Dobrinsky

Title: Chairman